UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2015 (July 1, 2015)

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 5.07. Submission of Matters to a Vote of Security Holders.
On July 1, 2015, Arrhythmia Research Technology, Inc. (the “Company”) conducted its adjourned annual meeting of stockholders (the “Annual Meeting”). The matters submitted to stockholders were: (1) the re-election of Mr. E.P. Marinos and Mr. Salvatore Emma Jr. as Class II directors (terms expiring at the 2018 annual meeting), (2) the approval of the non-binding advisory vote on executive compensation ("say-on-pay"), (3) the approval of the Blank Check Preferred Amendment, (4) the ratification of the appointment of Wolf and Company, P.C. as the Company's independent registered public accounting firm, and (5) the authorization to adjourn the Annual Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Annual Meeting to approve the proposals.

Each of the proposals submitted to stockholders was adopted with the following votes:

(1) To re-elect two Class II directors to hold office for three years until the 2018 annual meeting and until their successors are duly elected and qualified:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Mr. E.P. Marinos	1,547,706	232,037	835,803
Mr. Salvatore Emma Jr.	1,771,554	8,189	835,803
(2) To approve a non-binding advisory vote on executive compensation ("say-on-pay"):

Votes For	Votes Against	Abstain	Broker Non-Votes
1,738,562	20,425	20,756	835,803
(3) To approve the Blank Check Preferred Amendment:

Votes For	Votes Against	Abstain	Broker Non-Votes
1,583,340	176,305	20,098	835,803
(4) To ratify the appointment of Wolf & Co., P.C. as the Company's independent registered public accounting firm:

Votes For	Votes Against	Abstain
2,607,744	6,612	1,190

(5) Authorization to adjourn the Annual Meeting:

Votes For	Votes Against	Abstain
2,300,651	291,000	23,895

Item 7.01 Regulation FD Disclosure

On July 1, 2015, Arrhythmia Research Technology, Inc. (the “Company”), at the Annual Meeting of the Board of Directors, named Dr. Paul F. Walter, Chairman of the Board, effective July 2, 2015. Dr. Walter has served as a director of the Company since its founding in 1982. Dr. Walter retired from his position as an electrophysiologist and Professor of Medicine at Emory University in 2010, where he served on the faculty since 1980. He specialized in cardiology and clinical electrophysiology. Dr. Walter started the arrhythmia/electrophysiology service at Emory University in 1980. He performed clinical research studies in signal averaged electrocardiography when this test was being developed in the 1980s. He is a graduate of the University of Nebraska, College of Medicine with graduate studies at the University of Michigan. Dr. Walter has over 30 years' experience on the Company’s Board and brings over 50 years of experience in the medical field and community, particularly as it relates to cardiology. His experience on the faculty of Emory University and in depth knowledge and experience with electrophysiology and developments in cardiology, uniquely position him to provide valuable insights into innovative products in the medical field as well as markets for such products.

A copy of the press release announcing such appointment is furnished as Exhibit 99.01.
Mr. E.P. Marinos, the Company’s previous Chairman of the Board, will continue to serve as a director of the Company.
At the Annual Meeting of the Board of Directors, the Board of Directors made the following committee appointments:

Audit Committee	Jason Chambers (Chairperson) E.P. Marinos Paul F. Walter
Compensation Committee	E.P. Marinos (Chairperson) Paul F. Walter Robert A. Mello
Executive & Finance Committee	Paul F. Walter Robert A. Mello Salvatore Emma, Jr.
Nominating and Corporate Governance Committee	E.P. Marinos (Chairperson) Paul F. Walter Jason Chambers
The information in this Item 7.01 disclosure, including Exhibit 99.01, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.01, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description

99.01	Press Release dated July 7, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 7th day of July, 2015.
ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ Derek T. Welch
Derek T. Welch
Chief Financial Officer